Exhibit 99.1
Alphabet Announces Second Quarter 2026 Results
MOUNTAIN VIEW, Calif. – July 22, 2026 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended June 30, 2026.
•Consolidated Alphabet revenues increased 24%, or 23% in constant currency, to $119.8 billion, reflecting strong performance across the business and our 12th consecutive quarter of double-digit revenue growth.
•Google Services revenues increased 15% to $94.5 billion, led by 17% growth in Google Search & other, 15% in Google subscriptions, platforms, and devices, and 13% in YouTube ads.
•Google Cloud saw a meaningful acceleration in growth as revenues increased 82% to $24.8 billion, led by an increase in Google Cloud Platform (GCP) across enterprise AI Solutions and enterprise AI Infrastructure, as well as core GCP services.
•Consolidated Alphabet operating income increased 30% and operating margin expanded by 2 percentage points to 34%.
•Other income reflected a net gain of $98.0 billion, primarily the result of net unrealized gains on our equity securities.
•Net income available to common stockholders increased 298% and EPS increased 294% to $9.11.
Sundar Pichai, CEO of Google and Alphabet, said: “Our AI investments are redefining what’s possible across every part of our business.
Q2 was an amazing quarter, with Alphabet revenues growing 24% year-over-year and Google Cloud revenues accelerating to 82% growth, driven by demand for AI infrastructure and AI solutions. It’s great to see wide adoption of Gemini Enterprise, with nearly 90% of the Fortune 100 using it.

We have exciting momentum across the board. Our popular AI features are driving Search query growth. Gemini models now process 22 billion API tokens per minute and the Gemini App has 950 million monthly active users. We are seeing strong demand for our security solutions, and our new Gemini 3.5 Flash Cyber delivers highly cost-efficient performance at the frontier. And month over month, people turn to YouTube for major world events, with over 1.7 billion unique viewers watching World Cup-related videos during the FIFA World Cup 2026TM.

These outstanding results show that our differentiated, full stack approach to AI is delivering real, measurable value for consumers, customers, and our partners globally.”
Q2 2026 Financial Highlights (unaudited)
The following table summarizes our consolidated financial results for the quarters ended June 30, 2025 and 2026 (in millions, except for per share information and percentages).

	Quarter Ended June 30,
	2025	2026
Revenues	$96,428	$119,796
Change in revenues year over year	14%	24%
Change in constant currency revenues year over year(1)	13%	23%

Operating income	$31,271	$40,770
Operating margin	32%	34%

Other income (expense), net	$2,662	$97,983

Net income available to common stockholders	$28,196	$112,107
Diluted net income per common share	$2.31	$9.11
(1)    Non-GAAP measure. See the section captioned “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” for more details.

Q2 2026 Supplemental Information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC), and Number of Employees

	Quarter Ended June 30,
	2025	2026
Google Search & other	$54,190	$63,271
YouTube ads	9,796	11,055
Google Network	7,354	7,303
Google advertising	71,340	81,629
Google subscriptions, platforms, and devices	11,203	12,911
Google Services total	82,543	94,540
Google Cloud	13,624	24,768
Other Bets	373	382
Hedging gains (losses)	(112)	106
Total revenues	$96,428	$119,796

Total TAC	$14,705	$16,179

Number of employees	187,103	198,933
Segment Operating Results

	Quarter Ended June 30,
	2025	2026
Operating income (loss):
Google Services	$33,063	$39,544
Google Cloud	2,826	8,814
Other Bets	(1,246)	(1,799)
Alphabet-level activities(1)	(3,372)	(5,789)
Total income from operations	$31,271	$40,770
(1)Alphabet-level activities primarily reflect expenses related to our shared AI research and development.
Additional Information Relating to the Quarter Ended June 30, 2026 (unaudited)
Equity Capital Raise
In June 2026, we issued a combination of Class A stock and Class C stock and mandatory convertible preferred stock for aggregate net proceeds of $49.6 billion, to be used for general corporate purposes, including capital expenditures to scale AI infrastructure and global compute. Additionally, we entered into an equity distribution agreement with certain sales agents to sell up to $40.0 billion of our Class A stock and Class C stock from time to time through an At-the-Market Program (ATM Program). The proceeds of the ATM Program are primarily intended to be used to meet tax obligations associated with employee equity grants. As of June 30, 2026, we have not sold any shares under the ATM Program.
Issuance of Senior Unsecured Notes
In the second quarter of 2026, we issued senior unsecured notes for net proceeds of $20.3 billion, to be used for general corporate purposes.

Preferred and Common Dividend Programs
In July 2026, the company's Board of Directors declared a quarterly cash dividend of $12.15 per share on each of our Series A and Series B mandatory convertible preferred stock (equivalent to approximately $0.60 per each of our Series A and Series B Depositary Shares) and a quarterly cash dividend of $0.22 per share on our Class A, Class B, and Class C stock. The mandatory convertible preferred stock dividend is payable on August 15, 2026 to stockholders of record for each of the company's Series A and Series B shares as of August 1, 2026, and the common stock dividend is payable on September 14, 2026 to stockholders of record for each of the company's Class A, Class B, and Class C shares as of September 7, 2026.
Webcast and Conference Call Information
A live audio webcast of our second quarter 2026 earnings release call will be available on YouTube at https://www.youtube.com/watch?v=LzExSq9DU9w. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google's Keyword blog at https://www.blog.google/ and News From Google page on X at x.com/NewsFromGoogle, and our executive officers may also use certain social media channels, such as X and LinkedIn, to communicate information about earnings results and company updates, which may be of interest or material to our investors.
Forward-Looking Statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and may be set forth in other reports and filings we make with the SEC. All information provided in this release and in the attachments is as of July 22, 2026. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities, which are recognized at the consolidated level. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

For more information on these non-GAAP financial measures, please see the sections captioned “Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow” and “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except per share amounts)

	As of December 31, 2025	As of June 30, 2026
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,708	$55,911
Marketable securities	96,135	186,563
Total cash, cash equivalents, and marketable securities	126,843	242,474
Accounts receivable, net	62,886	69,175
Inventory	2,439	9,991
Other current assets	13,870	21,884
Total current assets	206,038	343,524
Non-marketable securities	68,687	131,461
Deferred income taxes	9,113	1,448
Property and equipment, net	246,597	321,212
Operating lease assets	15,221	17,694
Goodwill	33,380	57,828
Intangible assets, net	1,283	9,105
Other non-current assets	14,962	39,711
Total assets	$595,281	$921,983
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,200	$20,258
Accrued compensation and benefits	17,546	15,086
Accrued expenses and other current liabilities	55,557	73,014
Accrued revenue share	10,864	10,599
Deferred revenue	6,578	7,154
Total current liabilities	102,745	126,111
Long-term debt	46,547	98,165
Income taxes payable, non-current	9,531	11,306
Deferred income taxes	919	22,819
Operating lease liabilities	12,744	14,591
Other long-term liabilities	7,530	8,511
Total liabilities	180,016	281,503
Commitments and contingencies
Stockholders’ equity:
Series A and Series B preferred stock and additional paid-in capital, $0.001 par value per share, 100 shares authorized; 6.25% mandatory convertible preferred stock, 0 and 19 shares issued and outstanding allocated equally between each series with a liquidation preference of $1,000 per share	0	18,023
Class A, Class B, and Class C stock and additional paid-in capital, $0.001 par value per share: 300,000 shares authorized (Class A 180,000, Class B 60,000, Class C 60,000); 12,088 (Class A 5,822, Class B 837, Class C 5,429) and 12,230 (Class A 5,868, Class B 835, Class C 5,527) shares issued and outstanding	93,126	131,371
Accumulated other comprehensive income (loss)	(1,916)	(2,285)
Retained earnings	324,055	493,371
Total stockholders’ equity	415,265	640,480
Total liabilities and stockholders’ equity	$595,281	$921,983

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts, unaudited)

	Quarter Ended June 30,		Year To Date June 30,
	2025	2026	2025	2026
Revenues	$96,428	$119,796	$186,662	$229,692
Costs and expenses:
Cost of revenues	39,039	45,943	75,400	87,214
Research and development	13,808	18,219	27,364	35,251
Sales and marketing	7,101	8,403	13,273	16,009
General and administrative	5,209	6,461	8,748	10,752
Total costs and expenses	65,157	79,026	124,785	149,226
Income from operations	31,271	40,770	61,877	80,466
Other income (expense), net	2,662	97,983	13,845	135,699
Income before income taxes	33,933	138,753	75,722	216,165
Provision for income taxes	5,737	26,560	12,986	41,394
Net income	28,196	112,193	62,736	174,771
Preferred stock dividends	0	86	0	86
Net income available to common stockholders	$28,196	$112,107	$62,736	$174,685

Basic net income per common share	$2.33	$9.23	$5.16	$14.41
Diluted net income per common share	$2.31	$9.11	$5.12	$14.24
Number of shares used in basic net income per common share calculation	12,122	12,151	12,153	12,125
Number of shares used in diluted net income per common share calculation	12,198	12,309	12,245	12,274

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Quarter Ended June 30,		Year To Date June 30,
	2025	2026	2025	2026
Operating activities
Net income	$28,196	$112,193	$62,736	$174,771
Adjustments:
Depreciation of property and equipment	4,998	7,104	9,485	13,586
Stock-based compensation expense	5,998	7,957	11,514	14,708
Deferred income taxes	(444)	20,618	(1,596)	27,538
Loss (gain) on debt and equity securities, net	(1,451)	(98,999)	(11,411)	(135,803)
Other	560	1,896	1,041	3,161
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(2,839)	(6,541)	(1,201)	(6,904)
Inventory	(198)	(6,696)	(628)	(7,739)
Income taxes, net	(9,631)	203	(2,434)	8,304
Other assets	(1,281)	(7,590)	(2,139)	(9,950)
Accounts payable	553	2,330	(327)	2,090
Accrued expenses and other liabilities	3,150	6,310	(1,779)	308
Deferred revenue	136	284	636	789
Net cash provided by operating activities	27,747	39,069	63,897	84,859
Investing activities
Purchases of property and equipment	(22,446)	(44,924)	(39,643)	(80,598)
Purchases of marketable securities	(21,417)	(45,439)	(39,870)	(76,480)
Maturities and sales of marketable securities	20,585	28,695	40,930	66,696
Purchases of non-marketable securities	(1,354)	(21,145)	(2,312)	(22,051)
Maturities and sales of non-marketable securities	614	819	873	1,667
Acquisitions, net of cash acquired, and purchases of intangible assets	(13)	(76)	(353)	(33,697)
Other investing activities	(513)	(363)	(363)	(1,359)
Net cash used in investing activities	(24,544)	(82,433)	(40,738)	(145,822)
Financing activities
Net payments related to stock-based award activities	(2,621)	(6,573)	(5,731)	(12,056)
Repurchases of stock	(13,238)	0	(28,306)	0
Dividend payments	(2,543)	(2,689)	(4,977)	(5,231)
Proceeds from issuance of common stock, net of costs	0	30,499	0	30,499
Proceeds from issuance of mandatory convertible preferred stock, net of costs	0	19,063	0	19,063
Proceeds from issuance of debt, net of costs	26,846	24,847	31,378	56,226
Repayments of debt	(13,876)	(3,776)	(18,397)	(5,253)
Proceeds from sale of interest in consolidated entities, net	0	558	400	3,758
Other financing activities	(400)	(686)	(400)	(686)
Net cash provided by (used in) financing activities	(5,832)	61,243	(26,033)	86,320
Effect of exchange rate changes on cash and cash equivalents	401	(31)	444	(154)
Net increase (decrease) in cash and cash equivalents	(2,228)	17,848	(2,430)	25,203
Cash and cash equivalents at beginning of period	23,264	38,063	23,466	30,708
Cash and cash equivalents at end of period	$21,036	$55,911	$21,036	$55,911

Segment Results
The following table presents our segment revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended June 30,
	2025	2026
Revenues:
Google Services	$82,543	$94,540
Google Cloud	13,624	24,768
Other Bets	373	382
Hedging gains (losses)	(112)	106
Total revenues	$96,428	$119,796
Operating income (loss):
Google Services	$33,063	$39,544
Google Cloud	2,826	8,814
Other Bets	(1,246)	(1,799)
Alphabet-level activities	(3,372)	(5,789)
Total income from operations	$31,271	$40,770

We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, devices, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases; and devices.
•Google Cloud includes infrastructure and platform services, applications, and other products and services for enterprise customers. Google Cloud generates services revenues primarily from consumption-based fees and subscriptions received for Google Cloud Platform services, Google Workspace communication and collaboration tools, and other enterprise services. Google Cloud generates product revenues primarily from the sale of TPU systems.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of autonomous transportation services and internet services.
Certain costs are not allocated to our segments because they represent Alphabet-level activities. These costs primarily include:
•certain AI-focused shared research and development activities, including employee compensation expenses and technical infrastructure usage costs associated with the development of our general AI models;
•corporate initiatives such as our philanthropic activities; and
•corporate shared costs such as certain finance, human resource, and legal costs, including certain fines and settlements.
Charges associated with employee severance and office space reductions are also not allocated to our segments. Additionally, hedging gains (losses) related to revenue are not allocated to our segments.

Other Income (Expense), Net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended June 30,
	2025	2026
Interest income	$1,050	$1,430
Interest expense	(261)	(1,278)
Foreign currency exchange gain (loss), net	(69)	(160)
Gain (loss) on debt securities, net	165	(32)
Gain (loss) on equity securities, net(1)	1,286	99,031
Income (loss) and impairment from equity method investments, net	419	(35)
Other	72	(973)
Other income (expense), net	$2,662	$97,983
(1)Includes all gains and losses, unrealized and realized, on equity securities. For Q2 2026, the net effect of the gain on equity securities of $99.0 billion increased the provision for income tax, net income, and diluted net income per common share by $21.9 billion, $77.1 billion, and $6.26, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.
Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (in millions; unaudited):
We provide non-GAAP free cash flow for the current quarter and trailing twelve months (“TTM”) because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

	Quarter Ended				TTM
	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q2 2026
Net cash provided by operating activities	$48,414	$52,402	$45,790	$39,069	$185,675
Less: purchases of property and equipment	(23,953)	(27,851)	(35,674)	(44,924)	(132,402)
Free cash flow	$24,461	$24,551	$10,116	$(5,855)	$53,273
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.
TTM free cash flow: We define trailing twelve months free cash flow as net cash provided by operating activities less capital expenditures for the most recent twelve consecutive months.
Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues (“constant currency revenues”) and non-GAAP percentage change in constant currency revenues (“percentage change in constant currency revenues”), because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements (“FX Effect”) as well as hedging activities, which are recognized at the consolidated level, as they are not indicative of our core operating results.
Non-GAAP constant currency revenues is defined as revenues excluding the effect of foreign exchange rate movements and hedging activities and is calculated by translating current period revenues using prior period exchange rates and excluding any hedging effect recognized in the current period. We calculate the percentage change in constant currency revenues by comparing constant currency revenues to the prior year comparable period revenues, excluding any hedging effect recognized in the prior period.

Revenues by Geography
Comparison from the Quarter Ended June 30, 2025 to the Quarter Ended June 30, 2026

			Quarter Ended June 30, 2026
					% Change from Prior Period
	Quarter Ended June 30,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2025	2026
United States	$46,063	$60,846	$0	$60,846	32%		0%	32%
EMEA	28,262	32,501	794	31,707	15%		3%	12%
APAC	16,480	19,317	(351)	19,668	17%		(2)%	19%
Other Americas	5,735	7,026	297	6,729	23%		6%	17%
Revenues, excluding hedging effect(1)	96,540	119,690	740	118,950	24%		1%	23%
Hedging gains (losses)	(112)	106
Total revenues	$96,428	$119,796		$118,950	24%	0%	1%	23%
(1)Total constant currency revenues of $119.0 billion for the quarter ended June 30, 2026 increased $22.4 billion compared to $96.5 billion in revenues, excluding hedging effect, for the quarter ended June 30, 2025.
Comparison from the Quarter Ended March 31, 2026 to the Quarter Ended June 30, 2026

			Quarter Ended June 30, 2026
					% Change from Prior Period
	Quarter Ended		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	March 31, 2026	June 30, 2026
United States	$53,975	$60,846	$0	$60,846	13%		0%	13%
EMEA	31,468	32,501	(453)	32,954	3%		(2)%	5%
APAC	18,288	19,317	(211)	19,528	6%		(1)%	7%
Other Americas	6,345	7,026	29	6,997	11%		1%	10%
Revenues, excluding hedging effect(1)	110,076	119,690	(635)	120,325	9%		0%	9%
Hedging gains (losses)	(180)	106
Total revenues	$109,896	$119,796		$120,325	9%	0%	0%	9%
(1)Total constant currency revenues of $120.3 billion for the quarter ended June 30, 2026 increased $10.2 billion compared to $110.1 billion in revenues, excluding hedging effect, for the quarter ended March 31, 2026.

Total Revenues — Prior Year Comparative Periods
Comparison from the Quarter Ended June 30, 2024 to the Quarter Ended June 30, 2025

			Quarter Ended June 30, 2025
	Quarter Ended June 30,				% Change from Prior Period
			Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2024	2025
Revenues excluding hedging effect	$84,640	$96,540	$543	$95,997	14%		1%	13%
Hedging gains (losses)	$102	$(112)
Total revenues	$84,742	$96,428		$95,997	14%	0%	1%	13%